                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                      OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: February 8, 2016

                             GENESIS FINANCIAL, INC.

             (Exact Name of registrant as specified in its Charter)

      Washington                    333-103331                  03-0377717

State of Incorporation         Commission File No.          I.R.S. Employer

                                                            Identification No.

3773 West Fifth St., Ste. 301, Post Falls, Id                   83854

(Address of principal executive offices)                      (Zip Code)

                                  (208)457-9442

                           Registrant’s telephone number

                                      N/A

                      (Registrant’s former name and address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240-13e-4(c))

Item 8.01

Other Events.

Discharge of $250,000 of Debt

On February 8, 2016, John R. Coghlan elected to convert his $250,000 convertible promissory note dated December 15, 2010 into common shares. The note was originally convertible into 250,000 shares of Series "B", or 625,000 shares of common stock equivalents, at the option of Coghlan.  However, Coghlan agreed to accept 725,000 common shares in lieu of full payment. The 100,000 additional common shares represents an interest premium to the Company and premium cost to Coghlan because the shares exceeded market value.

This conversion represents shares exchanged at $0.345 per common share.  This consideration exceeds the OTCQB reported asking share price of the Company's common stock which was $0.29 on February 8, 2016.  The loan was due and payable on December 15, 2015. The board of directors approved the transaction.

The transaction represents a "related party transaction".  The board of directors deemed this transaction to be a substantial benefit to the issuer because the Company was able to discharge a current liability in exchange for common shares above market value.

Warehouse Line of Credit

On January 1, 2010, the Company entered into a $2,500,000 Warehouse Line of Credit promissory note agreement ("Agreement") with Coghlan Family Corporation ("CFC"). CFC is an affiliated company controlled by a John Coghlan, a director and principal shareholder of the Company.  The due date for this agreement was January 1, 2016.

On January 1, 2012, the Company and CFC had entered into the First Amendment to the Warehouse Line of Credit Promissory Note agreement.  Under the terms of the Amendment, CFC waived all accrued interest, deleted the commitment fee and waived default interest.

On February 8, 2016, the Company and CFC entered into a second amendment to the January 1, 2010 Agreement. The parties acknowledged that the outstanding principal balance of the note is One Million Two Hundred Sixty Thousand ($1,260,000) Dollars.  The maturity date was extended from January 1, 2016 to December 1, 2016.  The interest rate was reduced to zero percent during the 2016 term and all prior accrued interest was waived.

Item 9.01

Exhibits

10.0

Amendment to Warehouse Line of Credit Promissory Note dated February 8, 2016

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GENESIS FINANCIAL, INC.

Dated: February 11, 2016

                                           /s/ John R. Coghlan

                                         By: John R. Coghlan

                                         Title: President; CEO